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                                                                     EXHIBIT 21

                  MATERIAL SUBSIDIARIES OF THE REGISTRANT

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
                                                                STATE OR COUNTRY            PERCENTAGE OF
            SUBSIDIARY                                          OF INCORPORATION              OWNERSHIP
            ----------                                          ----------------            -------------
Aries Technology, Inc.                                             Delaware                      100%

Computerized Structural Analysis and Research Corporation         California                     100%

Knowledge Revolution, Inc.                                        California                     100%

MARC Analysis Research Corporation                                California                     100%

MSC Brasil Software e Engenharia Ltda.                              Brazil                       100%

MSC GmbH                                                           Germany                       100%

MSC International                                                 California                     100%

MSC Japan, Ltd.                                                     Japan                        100%

MSC.Software (EDC) B.V.                                         The Netherlands                  100%

MSC.Software AS                                                     Norway                       100%

MSC.Software Foreign Sales Corporation                        U.S. Virgin Islands                100%

MSC.Software Limited                                            United Kingdom                   100%

MSC.Software Partner Solutions GmbH                                 Germany                      100%

MSC.Software S.r.l.                                                  Italy                       100%

MSC.Software SARL                                                    France                      100%

MSC.Software Simulating Reality, S.A.                                Spain                       100%

MSC.Software Sp. zo.o.                                              Poland                       100%

PDA Engineering                                                   California                     100%

Universal Analytics                                               California                     100%


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